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                                                                         EX-23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 8, 2000 (except with respect to the matter discussed in Note 18 as to which the date is February 29, 2000), included (or incorporated by reference) in Harrah's Entertainment, Inc.'s Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in this registration statement on Form S-8.


                                           ARTHUR ANDERSEN LLP




Las Vegas, Nevada
June 21, 2000



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